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                                                                    Exhibit 10.4


                   FIRST AMENDED AND RESTATED PROMISSORY NOTE
                          AND REVOLVING LINE OF CREDIT

This First Amended and Restated Promissory Note and Revolving Line of Credit ("First Amendment") is entered into this 27th day of September, by and among Excel Legacy Corporation, a Delaware corporation ("Maker") and Price Enterprises, Inc., a Maryland corporation, ("Payee"), with Maker and Payee being collectively referred to as the "Parties".

                                 R E C I T A L S

A. WHEREAS, the Parties entered into that certain Promissory Note and Revolving Line of Credit Agreement, dated July 5, 2000 in the principal amount of $15 million ("the Note"); and

B. WHEREAS, the Parties, by this First Amendment, intend to amend and restate in its entirety the Note for the purpose of expanding the principal amount of the Note which may be drawn by Maker and to increase the collateral assets which act as security for the Note.

         NOW THEREFORE, the Parties do hereby agree as follows:

         1. PRINCIPAL AND INTEREST. Commencing on the date any Principal Amount of this Note is advanced by Payee to Maker and continuing until this Note has been repaid in full, interest shall accrue on the first $15 million dollars drawn under the Note at a variable rate per annum, equal to LIBOR plus 375 basis points ("Variable Interest Rate"). Any amounts drawn in excess of $15 million up to the maximum loan amount of $40 million shall bear interest at the fixed rate of twelve and one-half percent (12 1/2 %) per annum (Fixed Interest Rate).

         2. PAYMENT AND MATURITY DATE. Interest shall accrue and be paid monthly until the Maturity Date. The entire unpaid Principal Amount of this Note, together with interest accrued thereon, shall be due and payable in full on or before December 31, 2002 ("Maturity Date").

         3. PREPAYMENT. Payee hereby grants Maker the right to prepay, at any time during the term of this Note, in full or in part, the outstanding Principal Amount, together with any accrued interest owing under this Note (the "Prepayment"), without penalty.

         4. DEFAULT. In the event Maker defaults in the timely payment to Payee of any payment owing under this Note, in addition to any other rights and remedies available to Payee under this Note or under applicable law, Payee shall have the right, in their sole discretion, to declare the entire sum of the Principal Amount and all accrued and unpaid interest owing under this Note to be immediately due and payable.

         5. DEFAULT INTEREST RATE. Commencing on the first to occur of (a) the Maturity Date, or (b) the occurrence of an event of default followed by the acceleration of this Note and the lapse of


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such time (if any) as may then be required by law during which Payee must allow
Maker to reinstate the obligation evidenced hereby as if no acceleration had occurred, and continuing thereafter until this Note has been paid in full, all amounts due and owing under this Note shall bear interest at the rate of eighteen percent (18%) per annum. The provisions of this paragraph shall not limit the Payee's right to compel prompt performance hereunder.

         6. LOAN AVAILABILITY. Subject to the terms and conditions of this Note, Payee agrees to make advances to Maker from time to time as requested by Maker during the period beginning as of July 5, 2000 and ending as of the Maturity Date, subject to the following:

                  (a) Except for Maker's election under 6(e) hereunder, the aggregate principal amount of all outstanding advances under this Note shall not at any time exceed $40 million;

                  (b) Except for Maker's election under 6(e) hereunder, the aggregate principal amount of all outstanding advances, in the event that any of the Collateral Assets, as hereinafter defined, are sold in whole or in part or otherwise removed from serving as collateral security for this Note, shall be limited to fifty percent (50%) of the remaining value of the combined Collateral Assets, not to exceed $40 million;

                  For example: Should the Desert Fashion Plaza asset be sold, then the ascribed value of $17,000,000 would be taken out and the remaining combined value of the Collateral Assets would be:


                    (i)      Grand Hotel                         $ 16,000,000
                    (ii)     Orlando Land                          15,000,000
                    (iii)    Newport                               19,800,000
                    (iv)     Newport Additional Capital            25,000,000
                             (or such amount as is drawn         ------------
                             at a given date)

                             Total:                              $ 75,800,000


                  The aggregate principal amount of all outstanding advances would be limited to $37.9 million (50% of $75.8 million). Should the Grand Hotel next be sold, then the aggregate principal amount that may be advanced would be $29.9 million, which is 50% of the remaining value of the Collateral Assets.

                  (c) if, at any time, the aggregate principal amount of all outstanding advances is in excess of the amounts permitted pursuant to Sections 6(a) and 6(b) above, Maker shall make a principal payment to Payee on the Note in an amount equal to the excess amount within five (5) days after notice to Maker by Payee of such excess.

                  (d) Maker may draw advances under this Note for the purpose of contributing additional capital to Newport or for making a loan to Newport. Maker may, in its sole discretion, elect to have Payee make a loan directly to Newport. If Maker should make such election, then


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Maker shall guaranty any amount loaned by Payee directly to Newport and the availability of funds that could be drawn upon by Maker under this Note shall be reduced dollar for dollar by the amount loaned by Payee to Newport.

                  (e) provided Maker is not in default of any provisions under this Note, Maker may, upon written notice to and consent by Payee, increase the amount drawn under this Note to an amount in excess of 50% of the value of the Collateral Assets not to exceed 70%. Maker agrees that the rate of interest that shall be paid to Payee, on any amounts that exceed 50% of the value of the Collateral Assets, shall be fifteen percent (15%) per annum. Notwithstanding the foregoing, the total principal amount that may be drawn under this Note shall not exceed $40 million.

         7. EXPENSE REIMBURSEMENT. For and in consideration of Payee entering into this First Amendment, Maker agrees to reimburse Payee the sum of $100,000 for costs incurred by Payee in renegotiating its credit facility with Wells Fargo Bank in order to facilitate Payee entering into this First Amendment with Maker. Said amount shall be paid by Maker to Payee upon execution of the First Amendment by the Parties.

         8.       SECURITY.  This Note is secured by the following:

                  (a) NEGATIVE PLEDGE AND ASSIGNMENT OF PROCEEDS ON ORLANDO LAND. That certain Negative Pledge and Assignment of Proceeds from the Sale of Real Property in Orlando, Florida, the property being more commonly referred to as the "Orlando Land" (the "Orlando Assignment" dated 6/30/00). The ascribed value, as of July 5, 2000, of Maker's equity interest in the Orlando Land was set at $15 million for purposes of determining the aggregate value of the collateral for this Note.

                  (b) NEGATIVE PLEDGE ON DESERT FASHION PLAZA. This Note is further secured by a certain Negative Pledge, dated July 5, 2000, attached hereto and by reference incorporated herein, executed by Maker on certain real property in Palm Springs, California, more commonly referred to as the Desert Fashion Plaza. The ascribed value, as of July 5, 2000 of Desert Fashion Plaza was $17 million for purposes of determining the aggregate value of the collateral for this Note.

                  (c) NEGATIVE PLEDGE ON GRAND HOTEL. This Note is further secured by a certain Negative Pledge, dated July 5, 2000, attached hereto and by reference incorporated herein, executed by Maker on certain real property in Tusayan, Arizona, more commonly referred to as the "Grand Hotel". The ascribed value, as of July 5, 2000, of the Grand Hotel was $16 million for purposes of determining the aggregate value of the collateral for this Note.

                  (d) NEGATIVE PLEDGE AND ASSIGNMENT OF PROCEEDS - NEWPORT ON THE LEVEE, LLC. This Note is further secured by a certain Negative Pledge, dated September 27, 2000, attached hereto and by reference incorporated herein, executed by Maker on Maker's membership interest in Newport on the Levee, LLC, a Delaware limited liability company, hereinafter referred to as "Newport". The ascribed value, as of September 6, 2000, is $19.8 million for purposes of


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determining the aggregate value of the collateral for this Note. The collateral value shall be increased by each additional dollar that Maker either contributes as additional capital to Newport or that Maker loans directly to Newport or causes Payee to loan directly to Newport. Should Maker make a loan or elect to have payee make a loan to Newport, then any and all documents giving evidence of such loan shall serve as additional collateral and be either assigned to Payee or be held directly in the name of Payee.

                  All of the above assets provided by Maker as security for this Note shall be collectively referred to as the "Collateral Assets". The aggregate value of the Collateral Assets as of this date is estimated at $67.8 million. Assuming that Payee draws advances of up to $25 million which are either contributed or loaned to Newport, then the value of the Collateral Assets at any given time would be $67.8 million plus the additional amounts contributed or loaned to Newport.

         8. COLLECTION EXPENSES. In the event an action is instituted to collect this Note, or any portion thereof, Maker promises to pay all costs of collection including, but not limited to, reasonable attorneys' fees and court costs incurred by Payee.

         9. NO WAIVER. The acceptance by Payee of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to declare a default as herein provided for any failure to so pay. The acceptance by Payee of payment of a portion of the outstanding Principal Amount and/or interest accrued owing under this Note at the time such amount is due and payable in its entirety shall neither cure nor excuse the default caused by failure to pay the whole of such payment and shall not constitute a waiver of Payee's right to require full payment of the outstanding Principal Amount and/or interest accrued thereon owing under this Note.

         10. WAIVER OF NOTICES. Maker, all endorsers, all guarantors and all persons liable or to become liable on this Note, waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that at any time and from time to time without notice, the terms of payment hereof may be modified, or the security described in any of the loan documents at any time securing this Note may be released in whole or in part, or increased, changed or exchanged by agreement between the holder hereof and any owner of the collateral affected thereby, without in any way affecting the liability of any party to this Note, any endorser, and guarantor, or any person liable or to become liable with respect to any indebtedness evidenced hereby.

         11. MAXIMUM PERMISSIBLE INTEREST RATE. In no contingency or event whatsoever, whether by reason of advancement of the proceeds under the Note, acceleration or maturity of the unpaid principal balance of the Note, or otherwise, shall the amount paid or agreed to be paid to the holder thereof for the use, forbearance or detention of the money to be advanced thereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, the fulfillment of any provisions of this Note or any other agreement referred to herein or otherwise relating to the Note, at the time that performance of such provisions shall be due, shall involve


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exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due thereunder as of the date such amount is received or deemed to be received by Payee and not the payment of interest. Notwithstanding the foregoing, if the provisions of any law or regulation of the United states or any agency or instrumentality thereof, as amended, would permit the holder of this Note to charge or receive a rate of interest with respect to the indebtedness (if any) in excess of the maximum rate of interest (if any) permitted to be charged or received by the holder under applicable laws of the State of California, the less restrictive provisions of any such United Sates law or regulation shall apply in determining the rate of interest permitted to be charged or received.

         12. RELATIONSHIP OF PAYEE AND MAKER AS CREDITOR AND DEBTOR ONLY. Payee and Maker intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any other Loan Document or instrument made in connection herewith shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Payee or Maker.

         13.      MISCELLANEOUS PROVISIONS.

                  (a) TIME OF ESSENCE. Time is of the essence in the performance by Maker of its obligations hereunder.

                  (b) LEGAL TENDER. All payments to be made under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

                  (c) GOVERNING LAW. This Note is made in the State of California and California law shall apply to the interpretation of the terms and conditions of this Note. Any legal action between the parties regarding this Note shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, the federal and state courts located in the County of San Diego, State of California.

                  (d) SEVERABILITY. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

                  (e) SUCCESSORS AND ASSIGNS. This Note and the covenants and conditions contained herein shall apply to, be binding upon, and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assignees, successors and agents of the parties hereto.

                  (f) INTERPRETATION. As used herein, words in the present tense include the future


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as well as the present; words in the neuter include the masculine and the feminine; and the singular number includes the plural and the plural includes the singular.

                  (g) AMENDMENTS AND INTEGRATION. Neither this Note nor any of the Loan Documents shall be modified except by written instrument executed by the parties thereto. Any reference to the Loan Documents shall include all amendments, renewals or extensions approved and executed by Payee and Maker.

                  (h) FINAL PAYMENT. Upon payment by Maker of all sums due and payable under this Note, Payee shall promptly mark this Note "PAID IN FULL" and "VOID" and return the same to Maker.

         IN WITNESS WHEREOF, this Note is executed as of the date first above written.

                                       Maker:

                                                EXCEL LEGACY CORPORATION,
                                                a Delaware corporation


                                                By   /s/ Richard B. Muir
                                                     ---------------------------

                                                Its  Executive Vice President
                                                     ---------------------------


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